Exhibit 99.1

News Release

Worldwide Press Office:

Email: media.relations@united.com

United Airlines Reports August 2010 Operational Performance

CHICAGO, September 8, 2010 – United Airlines today reported its preliminary consolidated traffic results for August 2010. Total consolidated revenue passenger miles (RPMs) increased in August by 2.5% on an increase of 1.7% in consolidated available seat miles (ASMs) compared with the same period in 2009. This resulted in a reported August consolidated passenger load factor of 86.7%, an increase of 0.6 points compared to 2009.

United reported a U.S. Department of Transportation on-time arrival rate of 85.0% in August.

For August 2010, consolidated passenger revenue per available seat mile (PRASM) is estimated to have increased 18.0% to 19.0% year-over-year. Consolidated PRASM for August 2010 compared to August 2008 is estimated to have increased 0.0% to 1.0%.

Average August 2010 mainline fuel price, including gains or losses on settled fuel hedges and excluding non-cash, mark-to-market fuel hedge gains and losses, is estimated to be $2.38 per gallon. Including non-cash, mark-to-market fuel hedge gains and losses, the estimated fuel price is $2.41 per gallon for the month.

About United

United Airlines, a wholly-owned subsidiary of UAL Corporation (Nasdaq: UAUA), operates approximately 3,400* flights a day on United and United Express to more than 230 U.S. domestic and international destinations from its hubs in Los Angeles, San Francisco, Denver, Chicago and Washington, D.C. With key global air rights in the Asia-Pacific region, Europe and Latin America, United is one of the largest international carriers based in the United States. United also is a founding member of Star Alliance, which provides connections for our customers to 1,172 destinations in 181 countries worldwide. United’s 46,000 employees reside in every U.S. state and in many countries around the world. United ranked No. 1 in on-time performance for domestic scheduled flights for 2009 among America’s five largest global carriers, as measured by the Department of Transportation and published in the Air Travel Consumer Report for 2009. News releases and other information about United can be found at the company’s Web site at united.com. Follow United on Twitter @UnitedAirlines, and become a fan on Facebook by visiting facebook.com/unitedairlines.

*	Based on United’s forward-looking flight schedule for July 2010 to June 2011.

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News Release

	August 2010	August 2009	Change
REVENUE PASSENGER MILES (‘000)**

North America	5,446,709	5,579,224	-2.4%

Pacific	2,140,708	2,022,008	5.9%
Atlantic	1,892,259	1,833,490	3.2%
Latin America	280,244	268,443	4.4%

Total International	4,313,211	4,123,941	4.6%

Total Mainline	9,759,920	9,703,165	0.6%

Regional Affiliates	1,539,918	1,322,498	16.4%

Total Consolidated	11,299,838	11,025,663	2.5%

AVAILABLE SEAT MILES (‘000)**

North America	6,139,321	6,347,059	-3.3%

Pacific	2,424,593	2,390,979	1.4%
Atlantic	2,218,348	2,071,121	7.1%
Latin America	345,648	324,440	6.5%

Total International	4,988,589	4,786,540	4.2%

Total Mainline	11,127,910	11,133,599	-0.1%

Regional Affiliates	1,900,586	1,671,057	13.7%

Total Consolidated	13,028,496	12,804,656	1.7%

LOAD FACTOR**

North America	88.7%	87.9%	0.8 pts

Pacific	88.3%	84.6%	3.7 pts
Atlantic	85.3%	88.5%	-3.2 pts
Latin America	81.1%	82.7%	-1.6 pts

Total International	86.5%	86.2%	0.3 pts

Total Mainline	87.7%	87.2%	0.5 pts

Regional Affiliates	81.0%	79.1%	1.9 pts

Total Consolidated	86.7%	86.1%	0.6 pts

REVENUE PASSENGERS BOARDED (‘000)**

Mainline	5,057	5,330	-5.1%
Regional Affiliates	2,638	2,363	11.6%

Total Consolidated	7,695	7,693	0.0%

CARGO TON MILES (‘000)**

Freight	136,073	116,234	17.1%
Mail	12,311	14,404	-14.5%

Total Mainline	148,384	130,638	13.6%

**	Includes Scheduled and Charter Operations. Regional Affiliates results only reflect flights operated under capacity purchase agreements and flights operated as part of our joint venture with Aer Lingus.

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News Release

	QTD August 2010	QTD August 2009	Change
REVENUE PASSENGER MILES (‘000)**

North America	10,907,860	11,278,385	-3.3%

Pacific	4,250,828	4,037,345	5.3%
Atlantic	3,842,490	3,662,590	4.9%
Latin America	588,716	540,210	9.0%

Total International	8,682,034	8,240,145	5.4%

Total Mainline	19,589,894	19,518,530	0.4%

Regional Affiliates	3,099,330	2,659,049	16.6%

Total Consolidated	22,689,224	22,177,579	2.3%

AVAILABLE SEAT MILES (‘000)**

North America	12,290,975	12,759,227	-3.7%

Pacific	4,853,415	4,797,559	1.2%
Atlantic	4,442,603	4,135,373	7.4%
Latin America	715,727	639,639	11.9%

Total International	10,011,745	9,572,571	4.6%

Total Mainline	22,302,720	22,331,798	-0.1%

Regional Affiliates	3,789,531	3,309,812	14.5%

Total Consolidated	26,092,251	25,641,610	1.8%

LOAD FACTOR**

North America	88.7%	88.4%	0.3 pts

Pacific	87.6%	84.2%	3.4 pts
Atlantic	86.5%	88.6%	-2.1 pts
Latin America	82.3%	84.5%	-2.2 pts

Total International	86.7%	86.1%	0.6 pts

Total Mainline	87.8%	87.4%	0.4 pts

Regional Affiliates	81.8%	80.3%	1.5 pts

Total Consolidated	87.0%	86.5%	0.5 pts

REVENUE PASSENGERS BOARDED (‘000)**

Mainline	10,122	10,754	-5.9%
Regional Affiliates	5,295	4,765	11.1%

Total Consolidated	15,417	15,519	-0.7%

CARGO TON MILES (‘000)**

Freight	277,674	233,142	19.1%
Mail	25,957	29,524	-12.1%

Total Mainline	303,631	262,666	15.6%

**	Includes Scheduled and Charter Operations. Regional Affiliates results only reflect flights operated under capacity purchase agreements and flights operated as part of our joint venture with Aer Lingus.

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News Release

	YTD August 2010	YTD August 2009	Change
REVENUE PASSENGER MILES (‘000)**

North America	38,822,521	39,926,813	-2.8%

Pacific	15,290,781	14,298,432	6.9%
Atlantic	12,517,553	12,021,353	4.1%
Latin America	2,243,504	2,170,885	3.3%

Total International	30,051,838	28,490,670	5.5%

Total Mainline	68,874,359	68,417,483	0.7%

Regional Affiliates	10,940,888	9,069,084	20.6%

Total Consolidated	79,815,247	77,486,567	3.0%

AVAILABLE SEAT MILES (‘000)**

North America	45,451,142	47,388,281	-4.1%

Pacific	18,040,843	18,629,747	-3.2%
Atlantic	15,213,036	15,023,330	1.3%
Latin America	2,800,332	2,843,374	-1.5%

Total International	36,054,211	36,496,451	-1.2%

Total Mainline	81,505,353	83,884,732	-2.8%

Regional Affiliates	13,899,765	11,809,120	17.7%

Total Consolidated	95,405,118	95,693,852	-0.3%

LOAD FACTOR**

North America	85.4%	84.3%	1.1 pts

Pacific	84.8%	76.8%	8.0 pts
Atlantic	82.3%	80.0%	2.3 pts
Latin America	80.1%	76.3%	3.8 pts

Total International	83.4%	78.1%	5.3 pts

Total Mainline	84.5%	81.6%	2.9 pts

Regional Affiliates	78.7%	76.8%	1.9 pts

Total Consolidated	83.7%	81.0%	2.7 pts

REVENUE PASSENGERS BOARDED (‘000)**

Mainline	36,528	38,508	-5.1%
Regional Affiliates	19,031	16,743	13.7%

Total Consolidated	55,559	55,251	0.6%

CARGO TON MILES (‘000)**

Freight	1,155,686	851,820	35.7%
Mail	117,955	130,595	-9.7%

Total Mainline	1,273,641	982,415	29.6%

**	Includes Scheduled and Charter Operations. Regional Affiliates results only reflect flights operated under capacity purchase agreements and flights operated as part of our joint venture with Aer Lingus.

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News Release

GAAP To Non-GAAP Reconciliations

Pursuant to SEC Regulation G, the Company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis. Since the Company did not apply cash flow hedge accounting prior to April 1, 2010, the Company believes that the net fuel hedge adjustments provide management and investors with a better perspective of its performance and comparison to its peers because the adjustments reflect the economic fuel cost during the periods presented and many of our peers apply cash flow hedge accounting. The non-cash mark-to-market gain/loss adjustment includes the reversal of prior period non-cash mark-to-market gain/loss related to August hedge settlements.

August 2010
Mainline fuel price per gallon excluding non-cash, net mark-to-market gains and losses	$2.38
Add: Non-cash, net mark-to-market (gains) and losses per gallon	0.03

Mainline fuel price per gallon	$2.41

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements included in this release are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements which do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this release are based upon information available to us on the date of this release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our amended credit facility and other financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; our ability to utilize our net operating losses; our ability to attract and retain customers; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact the economic recession has on customer travel patterns; the increasing reliance on enhanced video-conferencing and other technology as a means of conducting virtual meetings; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aviation fuel and energy refining capacity in relevant markets); our ability to cost-effectively hedge against increases in the price of aviation fuel; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aviation or other insurance; the costs associated with security measures and practices; industry consolidation; competitive pressures on pricing and on demand; capacity decisions of United and/or our competitors; U.S. or foreign governmental legislation, regulation and other actions (including open skies agreements); labor costs; our ability to maintain satisfactory labor relations and the results of the collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; our ability to complete the planned merger with Continental Airlines, Inc.; and other risks and uncertainties set forth under the caption “Risk Factors” in Item 1A. of the 2009 Annual Report, as well as other risks and uncertainties set forth from time to time in the reports we file with the U.S. Securities and Exchange Commission (“SEC”). Consequently, forward-looking statements should not be regarded as representations or warranties by UAL Corporation or United that such matters will be realized.

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